Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-______) pertaining to the MeadWestvaco Corporation Savings and Employee Stock Ownership Plan for Bargained Hourly Employees, MeadWestvaco Corporation 2005 Performance Incentive Plan, as Amended and Restated, MeadWestvaco Corporation Compensation Plan for Non-Employee Directors, MeadWestvaco Corporation Deferred Income Plan, MeadWestvaco Corporation 1996 Stock Option Plan, RockTenn Amended and Restated 2004 Incentive Stock Plan, RockTenn 2004 Incentive Stock Plan, RockTenn (SSCC) Equity Incentive Plan  and RockTenn Supplemental Retirement Savings Plan of our reports dated November 21, 2014, with respect to the consolidated financial statements of Rock-Tenn Company and the effectiveness of internal control over financial reporting of Rock-Tenn Company included in its Annual Report (Form 10-K) for the year ended September 30, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia
July 8, 2015